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PROVIDENT AMERICAN CORPORATION                                        EXHIBIT 11
COMPUTATION OF EARNINGS (LOSS) PER SHARE


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(In thousands except per share data)                               Three Months Ended September 30,  Nine Months Ended September 30,
                                                                            1997        1996               1997           1996
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
Primary Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                             $ (1,049)   $    746            $ (5,995)   $ 15,023
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WEIGHTED AVERAGE SHARES:
   Common stock                                                             10,072       9,789              10,069       9,461
   Common stock equivalents applicable to stock options and warrants             *       1,380                   *       1,290
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      Total                                                                 10,072      11,169              10,069      10,751
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PRIMARY EARNINGS (LOSS) PER SHARE:                                        $  (0.10)   $   0.07            $  (0.60)   $   1.40
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Fully Diluted Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                             $ (1,049)   $    746            $ (5,995)   $ 15,023
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WEIGHTED AVERAGE SHARES:
   Common stock                                                             10,072       9,789              10,069       9,461
   Common stock equivalents applicable to stock options and warrants             *       1,490                   *       1,428
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      Total                                                                 10,072      11,279              10,069      10,889
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FULLY DILUTED EARNINGS (LOSS) PER SHARE:                                  $  (0.10)   $   0.07            $  (0.60)   $   1.38
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* Anti-dilutive;  therefore effects have been excluded.